November 6, 2014

Contact:Douglas J. Glenn

President and Chief Executive Officer

(757) 217-1000

Hampton Roads Bankshares Announces Third Quarter Financial Results

•	Third quarter net income available to common shareholders totaled $2.0 million
•	Year-to-date earnings totaled $8.3 million, a $4.8 million or 73% increase over the comparable period in 2013
•	Asset quality initiatives result in 33% decline in non-performing assets over year-end 2013
•	Year-over-year average core deposit growth exceeds $20 million

Hampton Roads Bankshares, Inc. (the “Company”) (Nasdaq: HMPR), the holding company for the Bank of Hampton Roads and Shore Bank, today announced financial results for the third quarter of 2014.  Net income attributable to common shareholders for the three and nine months ended September 30, 2014 was $2.0 million and $8.3 million, respectively, as compared with net income for the three and nine months ended September 30, 2013 of $2.8 million and $3.5 million, respectively.

 “I am pleased with the Company’s third quarter results.” said Douglas Glenn, President and Chief Executive Officer.   "We adopted our One Bank strategic plan in early 2013 which committed us to achieving sustainable profitability without taking undue risk.  This simple yet acute focus on improving our business fundamentals - credit quality, deposit composition, expense control and capitalization - has allowed for our continued investment in a culture that continues to attract talented bankers, in product and service solutions that appeal to our customers and in the overall geography of our franchise.  Banking as a whole and community banking in particular is a highly competitive business at the moment and some discipline is being lost by our competitors as the pressure increases.  We continue to concentrate our efforts on building long term value for our shareholders."

Net Interest Income

Net interest income decreased $628 thousand and $2.7 million in the three and nine months ended September 30, 2014 compared to the same periods in 2013. The decrease for the nine months ended September 30, 2014 was due primarily to the decrease in average interest-earning assets, and a decline in net interest margin, whereas the decrease for the three months ended September 30, 2014 was due primarily to a decline in net interest margin.

Credit Quality

Our non-performing assets ratio, defined as the ratio of loans 90 days past due and still accruing interest plus nonaccrual loans plus other real estate owned and repossessed assets to gross loans plus loans held for sale plus other real estate owned and repossessed assets was 3.56% and 5.29% at September 30, 2014 and December 31, 2013, respectively.  On September 30, 2014, less than 1% of our loans were 30 to 89 days delinquent.

Allowance for loan losses at September 30, 2014 decreased 18.0% to $28.7 million from $35.0 million at December 31, 2013 as net charge-offs of previously identified impaired loans exceeded additional provisions for loan losses.  In particular, the specific component of the allowance for loan losses decreased to $5.5 million from $13.1 million.

Noninterest Income

Noninterest income for the three and nine months ended September 30, 2014 was $6.1 million and $19.0 million, respectively, a decline of 22.4% and 9.4% from the same periods in 2013.  A major driver of this decline is mortgage banking revenue which had flat growth for the three months ended September 30, 2014 and decreased $5.2 million or 38.8% during the nine months ended September 30, 2014, compared to the same periods in 2013.  The decrease in mortgage banking revenue is due to declines in both origination volume and margin, driven by rising market interest rates, which resulted in a dramatic negative impact on refinance demand.  Offsetting these declines were decreases in losses on premises and equipment associated with certain branch closings in 2013, and decreases in other than temporary impairment of other real estate owned and repossessed assets. For the nine months ended September 30, 2014, income from bank-owned life insurance increased $806 thousand or 26.7%, compared to the same period in 2013, mainly due to life insurance benefits received in excess of cash surrender value from the deaths of two former employees. Income from bank-owned life insurance declined $1.8 million, or 87.4%, during the three months ended September 30, 2014, compared to the same period in 2013, mainly due to timing and amounts of life insurance benefits received in excess of cash surrender value..

Noninterest Expense

Noninterest expense was $19.1 million and $55.4 million, for the three and nine months ended September 30, 2014, respectively, representing declines of $1.6 million or 7.9% and $7.0 million or 11.3%, compared to the same periods in 2013, primarily due to lower salary and employee benefits, occupancy, and FDIC insurance expenses.

Balance Sheet Trends

Assets were $2.0 billion at September 30, 2014.  Total assets increased by $66.9 million or 3.4% from December 31, 2013.  The increase in assets was primarily associated with a $59.6 million or 139.1% increase in overnight funds sold and due from the Federal Reserve Bank, a $26.6 million or 8.2% increase in investment securities available for sale, a $6.3 million or 18.0% decrease in the allowance for loan losses, a $726 thousand or 2.9% increase in loans held for sale, partially offset by a $3.6 million or 0.3% decrease in gross loans, and a $13.9 million or 37.9% decrease in other real estate owned and repossessed assets.

Investment securities available for sale increased $26.6 million or 8.2% to $352.1 million as of September 30, 2014 from $325.5 million at December 31, 2013.  The increase primarily resulted from the purchase of additional securities which was partially offset by a decline in the unrealized gain of the portfolio.

Gross loans decreased by $3.6 million or 0.3% during the nine months ended September 30, 2014, primarily due to normal loan pay down and charge off activity which exceeded new loan origination volume.

Deposits at September 30, 2014 increased $89.3 million or 5.9% from December 31, 2013 as a result of increases of $38.2 million or 15.6% in non-interest bearing demand deposits, increases of $16.8 million or 5.2% in time deposits less than $100 thousand, increases of $5.6 million or 1.9% in time deposits over $100 thousand, increases of $33.5 million or 5.6% in interest-bearing deposits, partially offset by decreases of $4.7 million or 7.5% in savings deposits.  Seasonal inflows contributed to the 3.3% increase in deposits during the three months ended September 30, 2014.

Year-to-date average core deposits, which exclude brokered deposits and certificates of deposit greater than $100 thousand, have increased by $22.3 million reflecting continued progress in furthering the Company’s funding strategy.

Capitalization

Total shareholders’ equity increased $11.6 million or 6.3% from December 31, 2013 to $195.4 million at September 30, 2014.

As of September 30, 2014, our consolidated regulatory capital ratios were Tier 1 Leverage Ratio of 11.01%, Tier 1 Risk-Based Capital Ratio of 14.13%, and Total Risk-Based Capital of 15.38%.  As of September 30, 2014, the Company exceeded the regulatory capital minimums, and BOHR and Shore were considered “well capitalized” under the risk-based capital standards.  Their Tier 1 Leverage Ratio, Tier 1 Risk-Based Capital Ratio, and Total Risk-Based Capital Ratio were as follows: 10.03%, 12.83%, and 14.09%, respectively for BOHR and 10.68%, 13.90%, and 15.02%, respectively for Shore.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about future trends and strategies.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (collectively, the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Virginia, eastern Maryland and southern Delaware through seven full service banking offices, ATMs and loan production offices. Through various affiliates, the Banks also offer mortgage banking services.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Hampton Roads Bankshares, Inc.
Financial Highlights
(in thousands)	September 30,	June 30,	September 30,
(unaudited)	2014	2014	2013
Assets:
Cash and due from banks	$16,852	$18,266	$16,251
Interest-bearing deposits in other banks	833	577	662
Overnight funds sold and due from Federal Reserve Bank	102,411	72,131	109,396
Investment securities available for sale, at fair value	352,099	346,771	295,626
Restricted equity securities, at cost	15,808	16,072	17,234

Loans held for sale	25,813	30,539	29,633

Loans	1,380,887	1,363,797	1,370,728
Allowance for loan losses	(28,718)	(26,062)	(37,701)
Net loans	1,352,169	1,337,735	1,333,027
Premises and equipment, net	64,103	65,652	69,634
Interest receivable	4,489	4,403	4,862
Other real estate owned and repossessed assets,
net of valuation allowance	22,774	22,419	39,196
Intangible assets, net	991	1,139	1,585
Bank-owned life insurance	49,248	49,288	56,216
Other assets	9,577	10,454	12,098
Totals assets	$2,017,167	$1,975,446	$1,985,420
Liabilities and Shareholders' Equity:
Deposits:
Noninterest-bearing demand	$283,560	$266,878	$277,731
Interest-bearing:
Demand	633,764	599,719	569,608
Savings	57,595	57,589	66,297
Time deposits:
Less than $100	341,394	341,060	336,753
$100 or more	296,328	296,276	309,010
Total deposits	1,612,641	1,561,522	1,559,399
Federal Home Loan Bank borrowings	166,051	176,255	194,399
Other borrowings	29,115	29,007	28,882
Interest payable	527	481	5,670
Other liabilities	13,422	13,384	12,075
Total liabilities	1,821,756	1,780,649	1,800,425
Shareholders' equity:
Common stock	1,703	1,703	1,703
Capital surplus	588,242	587,734	587,088
Retained deficit	(396,533)	(398,529)	(405,415)
Accumulated other comprehensive income, net of tax	1,398	3,378	1,109
Total shareholders' equity before non-controlling interest	194,810	194,286	184,485
Non-controlling interest	601	511	510
Total shareholders' equity	195,411	194,797	184,995
Total liabilities and shareholders' equity	$2,017,167	$1,975,446	$1,985,420

Non-performing Assets at Period-End:
Nonaccrual loans including nonaccrual impaired loans	$ 28,170	$ 36,127	$ 47,604
Loans 90 days past due and still accruing interest	-	843	320
Other real estate owned and repossessed assets	22,774	22,419	39,196
Total non-performing assets	$ 50,944	$ 59,389	$ 87,120

Composition of Loan Portfolio at Period-End:
Commercial	$ 205,916	$ 198,110	$ 218,504
Construction	131,506	138,083	171,683
Real-estate commercial	635,268	628,764	569,325
Real-estate residential	347,115	347,780	356,998
Installment	62,162	52,161	55,759
Deferred loan fees and related costs	(1,080)	(1,101)	(1,541)
Total loans	$ 1,380,887	$ 1,363,797	$ 1,370,728

Hampton Roads Bankshares, Inc.
Financial Highlights
(in thousands, except share and per share data)	Three Months Ended			Nine Months Ended
(unaudited)	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Interest Income:
Loans, including fees	$15,967	$15,584	$17,122	$47,243	$52,482
Investment securities	2,331	2,299	1,831	6,864	5,485
Overnight funds sold and due from FRB	45	51	70	128	175
Interest-bearing deposits in other banks	-	-	1	-	1
Total interest income	18,343	17,934	19,024	54,235	58,143
Interest Expense:
Deposits:
Demand	697	658	523	1,978	1,590
Savings	8	8	9	24	28
Time deposits:
Less than $100	868	810	851	2,450	2,772
$100 or more	830	779	837	2,346	2,780
Interest on deposits	2,403	2,255	2,220	6,798	7,170
Federal Home Loan Bank borrowings	357	405	477	1,185	1,442
Other borrowings	411	237	527	1,088	1,706
Total interest expense	3,171	2,897	3,224	9,071	10,318
Net interest income	15,172	15,037	15,800	45,164	47,825
Provision for loan losses	16	-	-	116	1,000
Net interest income after provision for loan losses	15,156	15,037	15,800	45,048	46,825
Noninterest Income:
Mortgage banking revenue	3,215	3,144	3,139	8,169	13,353
Service charges on deposit accounts	1,196	1,195	1,264	3,550	3,781
Income from bank-owned life insurance	278	329	2,210	3,823	3,017
Gain (loss) on sale of premises and equipment	(82)	(18)	243	(113)	123
Impairment of premises and equipment	-	-	-	-	(2,825)
Gain (loss) on other real estate owned and repossessed assets	173	(77)	370	317	369
Other than temporary impairment of other real estate owned and repossessed assets	(426)	(1,090)	(748)	(1,852)	(2,425)
Gain on sale of investment securities available for sale	58	118	-	243	763
Visa check card income	710	654	649	1,957	1,907
Rental Income	171	160	322	484	623
Other	841	1,106	453	2,379	2,228
Total noninterest income	6,134	5,521	7,902	18,957	20,914
Noninterest Expense:
Salaries and employee benefits	10,210	9,109	9,946	28,886	31,853
Occupancy	1,712	1,501	2,772	4,933	7,091
FDIC insurance	601	253	927	1,755	2,823
Professional and consultant fees	1,146	1,922	1,693	4,300	4,225
Data processing	1,248	1,019	1,097	3,414	3,023
Problem loan and repossessed asset costs	489	375	723	1,296	1,733
Equipment	490	391	386	1,254	1,341
Directors' and regional board fees	325	543	513	1,255	1,092
Advertising and marketing	423	349	396	1,026	997
Other	2,505	2,250	2,337	7,259	8,237
Total noninterest expense	19,149	17,712	20,790	55,378	62,415
Income before provision for income taxes	2,141	2,846	2,912	8,627	5,324
Provision for income taxes	(45)	37	22	(1)	157
Net income	2,186	2,809	2,890	8,628	5,167
Net income attributable to non-controlling interest	190	333	86	297	1,642
Net income attributable to Hampton Roads Bankshares, Inc.	$1,996	$2,476	$2,804	$8,331	$3,525

Per Share:
Cash dividends declared	$-	$-	$-	$-	$-
Basic Income	$0.01	$0.01	$0.02	$0.05	$0.02
Diluted Income	$0.01	$0.01	$0.02	$0.05	$0.02
Basic weighted average shares outstanding	170,985,123	170,443,468	170,388,263	170,966,023	170,389,513
Effect of dilutive shares and warrant	1,064,154	1,284,234	2,067,958	1,087,435	2,025,830
Diluted weighted average shares outstanding	172,049,277	171,727,702	172,456,221	172,053,458	172,415,343

Hampton Roads Bankshares, Inc.
Financial Highlights
(in thousands, except share and per share data)	Three Months Ended			Nine Months Ended
(unaudited)	September 30,	June 30,	September 30,	September 30,	September 30,
Daily Averages:	2014	2014	2013	2014	2013
Total assets	$1,996,790	$1,956,846	$1,995,473	$1,963,418	$2,017,966
Gross loans (excludes loans held for sale)	1,371,976	1,358,893	1,375,985	1,362,901	1,406,063
Investment and restricted equity securities	361,745	342,005	299,411	345,951	300,470
Intangible assets	1,081	1,222	1,659	1,225	1,930
Total deposits	1,588,734	1,531,914	1,569,781	1,543,697	1,584,826
Total borrowings	198,924	213,895	226,666	210,461	231,195
Shareholders' equity *	194,438	191,600	180,994	191,008	185,030
Shareholders' equity - tangible *	193,357	190,378	179,335	189,783	183,100
Interest-earning assets	1,856,190	1,812,901	1,835,211	1,818,280	1,861,476
Interest-bearing liabilities	1,520,941	1,499,114	1,525,821	1,502,295	1,563,151

Financial Ratios:
Return on average assets	0.40%	0.51%	0.56%	0.57%	0.23%
Return on average equity *	4.07%	5.18%	6.15%	5.83%	2.55%
Return on average equity - tangible *	4.10%	5.22%	6.20%	5.87%	2.57%
Net interest margin	3.24%	3.33%	3.42%	3.32%	3.44%
Efficiency ratio	90.12%	86.65%	87.71%	86.69%	91.82%
Tangible equity to tangible assets *	9.61%	9.78%	9.22%	9.61%	9.22%

Allowance for Loan Losses:
Beginning balance	$26,062	$31,260	$38,234	$35,031	$48,382
Provision for losses	16	-	-	116	1,000
Charge-offs	(2,573)	(6,410)	(2,443)	(14,151)	(16,966)
Recoveries	5,213	1,212	1,910	7,722	5,285
Ending balance	$28,718	$26,062	$37,701	$28,718	$37,701

Asset Quality Ratios:
Annualized net chargeoffs to average loans	0.75%	-1.51%	-0.15%	-0.62%	-1.07%
Non-performing loans to total loans	2.00%	2.59%	3.50%	2.00%	3.50%
Non-performing assets ratio	3.56%	4.19%	4.39%	3.56%	4.39%
Allowance for loan losses to total loans	2.08%	1.91%	2.75%	2.08%	2.75%

* Equity amounts exclude non-controlling interest

Use of Non-GAAP Financial Measures

This earnings press release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Form 8-K filed related to this release.  The Form 8-K can be found on the SEC’s EDGAR website at www.sec.gov or our website at www.hamptonroadsbanksharesinc.com.